UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015 (May 11, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2015, Bob Evans Farms, Inc. (the “Registrant”), entered into a Second Amendment (“Second Amendment”) to Amended and Restated Credit Agreement to its $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement (collectively the “Amended Credit Agreement”) among Bob Evans Farms, LLC, an Ohio limited liability company, as borrower (the “Borrower”); the Registrant and its wholly-owned subsidiary, BEF Foods, Inc., an Ohio corporation (“BEF Foods”), as guarantors; and the Lenders and the Administrative Agent who originally entered into the Credit Agreement on January 2, 2014. The Second Amendment was effective as of April 24, 2015.

The terms of the Amended Credit Agreement were amended related to: (a) the definitions of Daily LIBOR Rate and LIBOR Rate; (b) Restricted Payments regarding the repurchase of shares, allowing for the repurchase of shares up to $150.0 million during the 2016 fiscal year subject to a Leverage Ratio restriction; and (c) the Maximum Leverage Ratio for the fourth quarter of fiscal 2015 and for the 2016 fiscal year is 4.50 to 1.00, for the first and second quarters of fiscal year 2017 is 4.25 to 1.00, and for the third quarter of fiscal 2017 through the term of the Amended Credit Agreement (subject to Borrower’s right to increase due to a Permitted Acquisition), is 4.00 to 1.00.

As of May 8, 2015 the Company had loans outstanding under the Amended Credit Agreement in the total amount of approximately $450.6 million. Letters of credit totaling approximately $12.1 million were also outstanding.

The foregoing description of the provisions of the Amended and Restated Credit Agreement, the First and Second Amended Credit Agreement and the Guaranty is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Credit Agreement, the First and Second Amended Credit Agreements and the Guaranty. A description of the Amended and Restated Credit Agreement and the Guaranty are available in Registrant’s Form 8-K filed on January 2, 2014. A description of the First Amended and Restated Credit Agreement is available in Registrant’s Form 8-K filed on July 24, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the Second Amendment to Amended and Restated Credit Agreement by the Registrant as borrower and the guaranty by the Registrant’s parent and a material subsidiary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	$750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement effective January 2, 2014 among Bob Evans Farms, LLC, as borrower; Bob Evans Farms, Inc. and its wholly-owned subsidiary, BEF Foods, Inc., as guarantors; PNC Bank, National Association, as administrative agent, and the other Lenders party thereto.	Incorporated herein by reference to Exhibit 4.1 to Bob Evans Farms, Inc.’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 24, 2014 filed March 4, 2014 (File No. 0-1667)

4.2	First Amendment to $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement effective July 23, 2014 among Bob Evans Farms, LLC, as borrower; Bob Evans Farms, Inc. and its wholly-owned subsidiary, BEF Foods, Inc., as guarantors; PNC Bank, National Association, as administrative agent, and the other Lenders party thereto.	Incorporated herein by reference to Exhibit 4.2 to Bob Evans Farms, Inc.’s Form 8-K filed July 24, 2014 (File No. 0-1667)

99.1	Press Release dated May 15, 2015	Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 15, 2015

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Secretary